UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
April 10, 2006

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 1-11775
TIMCO AVIATION SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0665658 (IRS Employer Identification No.)
623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)
(336) 668-4410 (x8010)

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On April 10, 2006, the Company entered into an Assignment and Acceptance Agreement (“Agreement”) with Monroe Investments, Inc., Monroe Capital Advisors LLC, and Fortress Credit Opportunities I LP (collectively, “Monroe”), as assignors, and LJH, Ltd. (“LJH”), as assignee. Pursuant to the Agreement, the debt due from the Company to Monroe was transferred to LJH. A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K, and this summary of the Agreement is qualified in its entirety by the terms of the Agreement.
On April 13, 2006, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K. In the press release, the Company reported on certain matters, including: (i) the Company’s results of operations for fiscal 2005; (ii) that as a result of the Company’s net loss for fiscal 2005, the Company is in violation of certain financial covenants contained in the credit agreements relating to the Company’s senior debt owed to CIT Group/Business Credit (“CIT”) and the Company’s senior debt owed to Monroe (now LJH); (iii) that the Company is currently in negotiations with CIT and LJH to resolve the defaults arising as a result of the above-described covenant violations; (iv) that LJH has advised the Company that it is prepared to resolve the defaults with respect to the Monroe debt, reduce the interest rate and fees associated with the Monroe credit facility and make available to the Company through the Monroe credit facility an additional $6 million of funding; and (v) that in return, LJH is requesting that: (A) the Company sell 2.4 million shares of the Company’s authorized but unissued common stock to a newly formed entity, TAS Holding, Inc. (“TAS”) for $2.50 per share (TAS is an entity organized by LJH which, together with certain affiliates of Owl Creek Asset Management, L.P. (“Owl Creek”), today collectively owns 89.2% of the Company’s currently outstanding common stock); and (B) the Company agree to merge with TAS in a transaction in which the stockholders of the Company (other than LJH and Owl Creek) will receive cash consideration for their shares. The press release also reported that LJH’s proposal is contingent on the Company reaching an agreement with CIT to resolve the financial covenant defaults under the CIT credit facility.
As set forth in the press release, in order to properly consider LJH’s proposal, the Company’s Board of Directors has organized a Special Committee to act on behalf of the Company in its negotiations with LJH and Owl Creek. Such negotiations are ongoing. However, based on negotiations to date, if the proposed merger is completed, it is currently expected that the stockholders (other than LJH and Owl Creek) will receive cash consideration for their shares of $4.00 per share, without interest.
As stated in the press release, the Company believes that all of these negotiations will result in the execution of definitive agreements. However, there can be no assurance that these negotiations will result in definitive agreements on the terms described above or at all. Failure of the Company to reach definitive agreements with respect to resolving the covenant defaults issues described above will likely have a material adverse effect on the Company.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

10.1	Assignment and Acceptance among the Monroe, as assignor, LJH as assignee and the Company

99.1	Press release issued by TIMCO Aviation Services, Inc. on April 13, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

	By:	/s/ James H. Tate

James H. Tate
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer

Dated: April 18, 2006

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Assignment and Acceptance among the Monroe, as assignor, LJH, as assignee, and the Company

99.1	Press release issued by TIMCO Aviation Services, Inc. on April 13, 2006

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